UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): April 7, 2011

HERCULES OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	0-51582 (Commission File Number)	56-2542838 (IRS Employer Identification No.)

9 Greenway Plaza, Suite 2200 Houston, Texas (Address of principal executive offices)	77046 (Zip code)
Registrant’s telephone number, including area code: (713) 350-5100
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
On April 4, 2011, Hercules Offshore, Inc. (the “Company”) received a subpoena issued by the Securities and Exchange Commission (“SEC”) requesting the delivery of certain documents to the SEC in connection with its investigation into possible violations of the securities laws, including possible violations of the Foreign Corrupt Practices Act (“FCPA”) in certain international jurisdictions where we conduct operations. The Company was also notified by the Department of Justice (“DOJ”) on April 5, 2011, that certain of the Company’s activities are under review by the DOJ.
At this time, it is not possible to predict the outcome of the investigations, the expenses we will incur associated with these matters, or the impact on the price of our common stock or other securities if the SEC or DOJ takes any actions regarding these investigations. The Company intends to respond fully to the SEC subpoena and cooperate with the SEC and DOJ in their investigations.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.
Date: April 7, 2011	By:	/s/ Stephen M. Butz
Stephen M. Butz
Senior Vice President, Chief Financial Officer and Treasurer

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